C3 AI Announces First Quarter Fiscal 2022 Results
First Quarter Revenue of $52.4 million, increased 29% year over year

REDWOOD CITY, Calif. - September 1, 2021 - C3.ai, Inc. (NYSE: AI), the Enterprise AI software company, today announced results for its fiscal first quarter ended July 31, 2021.
“We began our fiscal year 2022 with strong results in the first quarter, including year-over-year increases of 29% in revenue and 31% in gross profit,” said CEO Thomas M. Siebel. “We significantly expanded our market-partner ecosystem in Q1, entering into a strategic alliance with Google Cloud to allow the entire Google Cloud global sales and service organization to co-sell and service the entire family of C3 AI applications.”

First Quarter Financial Highlights
•Revenue: Total revenue for the quarter was $52.4 million, up from $40.5 million one year ago, an increase of 29% year over year.
•Subscription revenue: Subscription revenue for the quarter was $46.1 million, up from $35.7 million one year ago, an increase of 29% year over year.
•Gross Profit: Gross profit for the quarter was $39.4 million (a 75% gross margin), compared to $30.0 million of gross profit (a 74% gross margin) one year ago, an increase in gross profit of 31% year over year.
•Remaining Performance Obligations (“RPO”): RPO was $290.6 million, compared to $275.1 million one year ago, an increase of 6% year over year.
•Non-GAAP RPO: Non-GAAP RPO was $357.3 million, compared to $279.5 million one year ago, an increase of 28% year over year.
•C3 AI Customer Count: Total enterprise AI customer count at quarter end was 98, an increase of 85% year over year.
Recent Business Highlights
•C3 AI entered into a global strategic partnership with Google Cloud. The two companies will tightly integrate C3 AI and Google Cloud technologies and go-to-market initiatives to accelerate enterprise AI adoption. The alliance includes coordinated software development as well as joint marketing, selling, and customer-success programs at global scale. C3 AI and Google Cloud will regularly synchronize software engineering plans and activities to assure that the Google Cloud, Google Cloud Applications, and the C3 AI Suite and enterprise applications are fully optimized and tightly integrated. The companies will engage in significant ongoing market development activities and will coordinate sales and service activities globally to assist small, medium, and large enterprise customers to accelerate the adoption and time-to-value of their enterprise cloud AI applications.
•C3 AI expanded its enterprise AI footprint in Defense, Chemicals, Financial Services, Manufacturing, Oil & Gas, Energy Sustainability, and Utilities, with new enterprise production deployments at LyondellBasell, Shell, ENGIE, and Con Edison. C3 AI also initiated new enterprise AI projects with Baker Hughes, Ball Corporation, Cargill, Cummins, ENGIE, FIS, Koch Industries, Missile Defense Agency, Morsco, and Standard Chartered Bank, as well as expanded business with Cargill, LyondellBasell, and Standard Chartered Bank.
•C3 AI continued to invest in its important partnership with Microsoft, closing deals worth over $200 million to date and significantly expanding the pipeline of opportunities.
•C3 AI advanced its product leadership position in enterprise AI. In the first quarter, the company released two major upgrades to the C3 AI Suite and has now released 40 enterprise AI software applications into production release for Financial Services, Manufacturing, Telecommunications, Public Sector, Energy, Utilities, Defense, and Intelligence.
•C3 AI garnered further industry recognition in Q1. The company was named a Leader in the IDC MarketScape: Worldwide Industrial IoT Platforms and Applications in Energy 2021 Vendor Assessment, published in June. The IDC MarketScape positioned C3 AI in the Leaders Category for its cohesive platform for data, strong industry expertise, and enterprise AI capabilities.

•C3 AI grew its enterprise AI production application footprint through both new customer acquisitions and expanded use by existing customers, with 101 discrete applications in production at the end of the first quarter, up from 67 in Q1 in the prior year. C3 AI production applications showed continued industry diversification, growing to 12 industries in Q1 compared to 7 industries in Q1 in the prior year.
•Operating at massive scale, as of July 31, 2021, the C3 AI Suite and Applications were integrated with 849 unique enterprise and extraprise data sources, process 1.7 billion predictions per day, manage 24.4 trillion data elements, and evaluate 33.8 billion machine learning features daily.
•C3 AI continued to invest in its university partnerships at UC Berkeley, the University of Illinois Urbana-Champaign, Princeton, MIT, Carnegie-Mellon, Stanford, and KTH in Sweden with the C3.ai Digital Transformation Institute (“C3.ai DTI”) to accelerate research into the new science of digital transformation. In Q1, C3.ai DTI announced $4.4 million in additional cash awards to support 21 research projects focused on using AI techniques and digital transformation to advance energy efficiency and lead the way to a lower-carbon, higher-efficiency economy.

Financial Outlook:

Our guidance includes GAAP and non-GAAP financial measures.

The following table summarizes our guidance for the second quarter of fiscal 2022 and full-year fiscal 2022:

(in millions)	Second Quarter Fiscal 2022 Guidance	Full Year Fiscal 2022 Guidance
Total revenue	$56.0 - $58.0	$243.0 - $247.0
Non-GAAP loss from operations	($30.0) - ($37.0)	($107.0) - ($119.0)

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

Conference Call Details

What:	C3 AI First Quarter Fiscal 2022 Financial Results Conference Call
When:	Wednesday, September 1, 2021
Time:	2:00 p.m. PT / 5:00 p.m. ET
Live Call:	(833) 979-2768, Domestic
(236) 714-2883, International
Conference ID: 3387525
Webcast:	https://event.on24.com/wcc/r/3192961/445B7304E5E112B8CC2231B7EA1A9398 (live and replay)
Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of Non-GAAP Financial Measures

We report the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP gross profit, non-GAAP gross margin, and non-GAAP loss from operations. Our non-GAAP gross profit, non-GAAP gross margin, and non-GAAP loss from operations exclude the effect of stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Non-GAAP RPO: Non-GAAP RPO represents our GAAP RPO plus the associated cancellable contracted backlog. We believe the presentation of our RPO inclusive of the cancellable backlog provides useful supplemental information to investors about our aggregate contractual backlog and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including our market leadership position, anticipated benefits from our partnerships and investments, financial outlook, our business strategies, plans, and objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2021, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is the leading provider of enterprise AI software for accelerating digital transformation. C3 AI delivers a family of fully integrated products: C3 AI® Suite, an end-to-end platform for developing, deploying, and operating large-scale AI applications; C3 AI Applications, a portfolio of industry-specific SaaS AI applications; C3 AI CRM, a suite of industry-specific CRM applications designed for AI and machine learning; and C3 AI Ex Machina, a no-code AI solution to apply data science to everyday business problems. The core of the C3 AI offering is an open, model-driven AI architecture that dramatically simplifies data science and application development. Learn more at: www.c3.ai.

Investor Contact
ir@c3.ai

Press Contact
Lisa Kennedy
(415) 914-8336
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,
	2021	2020
Revenue
Subscription(1)	$46,122	$35,695
Professional services(2)	6,284	4,788
Total revenue	52,406	40,483
Cost of revenue
Subscription(3)	9,213	8,587
Professional services	3,812	1,912
Total cost of revenue	13,025	10,499
Gross profit	39,381	29,984
Operating expenses
Sales and marketing(4)	36,822	14,358
Research and development	26,712	13,264
General and administrative	12,364	5,687
Total operating expenses	75,898	33,309
Loss from operations	(36,517)	(3,325)
Interest income	345	580
Other (expense) income, net	(899)	3,018
Net (loss) income before provision for income taxes	(37,071)	273
Provision for income taxes	388	123
Net (loss) income	$(37,459)	$150
Net (loss) income attributable to Class A common shareholders, basic and diluted	$(0.37)	$0.00
Net (loss) income attributable to Class A-1 common shareholders, basic and diluted	$—	$0.00
Net (loss) income attributable to Class B common shareholders, basic and diluted	$(0.37)	$0.00
Weighted-average shares used in computing net (loss) income per share attributable to Class A common stockholders, basic and diluted	98,655	30,624
Weighted-average shares used in computing net (loss) income per share attributable to Class A-1 common stockholders, basic and diluted	—	6,667
Weighted-average shares used in computing net (loss) income per share attributable to Class B common stockholders, basic and diluted	3,500	—

(1)Including related party revenue of $10,208 and $6,810 for the three months ended July 31, 2021 and 2020, respectively.
(2)Including related party revenue of $2,074 and nil for the three months ended July 31, 2021 and 2020, respectively.
(3)Including related party cost of revenue of $117 and nil for the three months ended July 31, 2021 and 2020, respectively.
(4)Including related party sales and marketing expense of $61 and nil for the three months ended July 31, 2021 and 2020, respectively.

C3.AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	July 31, 2021	April 30, 2021
Assets
Current assets
Cash and cash equivalents	$273,779	$115,355
Short-term investments	825,211	978,020
Accounts receivable, net of allowance of $57 and $812 as of July 31, 2021 and April 30, 2021, respectively(1)	55,831	65,460
Prepaid expenses and other current assets(2)	12,564	14,302
Total current assets	1,167,385	1,173,137
Property and equipment, net	5,687	6,133
Goodwill	625	625
Other assets, non-current(3)	17,843	16,582
Total assets	$1,191,540	$1,196,477
Liabilities and stockholders’ equity
Current liabilities
Accounts payable(4)	$10,051	$12,075
Accrued compensation and employee benefits	14,757	21,829
Deferred revenue, current(5)	98,217	72,263
Accrued and other current liabilities(6)	17,108	18,318
Total current liabilities	140,133	124,485
Deferred revenue, non-current	1,680	2,964
Other long-term liabilities(7)	5,932	7,853
Total liabilities	147,745	135,302
Commitments and contingencies
Stockholders’ equity
Class A common stock, $0.001 par value. 1,000,000,000 shares authorized as of July 31, 2021 and April 30, 2021; 100,367,938 and 98,667,121 shares issued and outstanding as of July 31, 2021 and April 30, 2021 respectively	101	99
Class B common stock, $0.001 par value; 3,500,000 shares authorized as of July 31, 2021 and April 30, 2021; 3,499,992 shares issued and outstanding as of July 31, 2021 and April 30, 2021	3	3
Additional paid-in capital	1,430,296	1,410,325
Accumulated other comprehensive income	187	81
Accumulated deficit	(386,792)	(349,333)
Total stockholders’ equity	1,043,795	1,061,175
Total liabilities and stockholders’ equity	$1,191,540	$1,196,477
(1) Including amounts from a related party of $1,259 and $15,180 as of July 31, 2021 and April 30, 2021, respectively.
(2) Including amounts from a related party of $1,662 and $1,662 as of July 31, 2021 and April 30, 2021, respectively.
(3) Including amounts from a related party of $6,187 and $6,602 as of July 31, 2021 and April 30, 2021, respectively.
(4) Including amounts from a related party of $112 and $56 as of July 31, 2021 and April 30, 2021, respectively.
(5) Including amounts from a related party of $24,637 and $7,697 as of July 31, 2021 and April 30, 2021, respectively.
(6) Including amounts from a related party of $2,551 and $3,413 as of July 31, 2021 and April 30, 2021, respectively.
(7) Including amounts from a related party of $2,448 and $4,895 as of July 31, 2021 and April 30, 2021, respectively.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended July 31,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(37,459)	$150
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	1,141	1,028
Non-cash operating lease cost	857	842
Stock-based compensation expense	13,912	2,480
Other	(875)	(100)
Changes in operating assets and liabilities
Accounts receivable(1)	10,383	(29,588)
Prepaid expenses, other current assets and other assets(2)	2,097	556
Accounts payable(3)	(2,067)	(169)
Accrued compensation and employee benefits	(7,072)	(5,047)
Operating lease liabilities	(932)	(886)
Other liabilities(4)	(3,633)	847
Deferred revenue(5)	24,670	46,949
Net cash provided by operating activities	1,022	17,062
Cash flows from investing activities:
Purchases of property and equipment	(511)	(654)
Capitalized software development costs	(500)	—
Purchases of investments	(95,948)	(36,970)
Maturities and sales of investments	248,986	109,759
Net cash provided by investing activities	152,027	72,135
Cash flows from financing activities:
Proceeds from Payroll Protection Program loan	—	6,343
Payment of deferred offering costs	(71)	—
Proceeds from exercise of Class A common stock options	5,046	335
Net cash provided by financing activities	4,975	6,678
Net increase in cash, cash equivalents and restricted cash	158,024	95,875
Cash, cash equivalents and restricted cash at beginning of period	116,255	33,604
Cash, cash equivalents and restricted cash at end of period	$274,279	$129,479
Cash and cash equivalents	$273,779	$128,979
Restricted cash included in other assets	500	500
Total cash, cash equivalents and restricted cash	$274,279	$129,479
Supplemental disclosure of cash flow information—cash paid for income taxes	$235	$138
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$326	$243
Unpaid liabilities related to intangible purchases	$2,500	$—
Deferred offering costs included in accounts payable and accrued liabilities	$34	$—
Vesting of early exercised stock options	$1,059	$218
(1)Including changes in related party balances of $(13,921) and $9 for the three months ended July 31, 2021 and 2020, respectively.
(2)Including changes in related party balances of $(415) and nil for the three months ended July 31, 2021 and 2020, respectively.
(3)Including changes in related party balances of $56 and nil for the three months ended July 31, 2021 and 2020, respectively.
(4)Including changes in related party balances of $(3,309) and nil for the three months ended July 31, 2021 and 2020, respectively.
(5)Including changes in related party balances of $16,940 and $21,190 for the three months ended July 31, 2021 and 2020, respectively.

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended July 31,
	2021	2020
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$39,381	$29,984
Stock-based compensation expense (1)	1,423	232
Employer payroll tax expense related to employee stock-based compensation (2)	65	—
Gross profit on a non-GAAP basis	$40,869	$30,216

Gross margin on a GAAP basis	75%	74%
Gross margin on a non-GAAP basis	78%	75%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(36,517)	$(3,325)
Stock-based compensation expense (1)	13,912	2,480
Employer payroll tax expense related to employee stock-based compensation (2)	855	—
Loss from operations on a non-GAAP basis	$(21,750)	$(845)

(1)Stock-based compensation expense for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended July 31,
	2021	2020
Cost of subscription	$821	$184
Cost of professional services	602	48
Sales and marketing	6,135	855
Research and development	2,758	458
General and administrative	3,596	935
Total stock-based compensation expense	$13,912	$2,480

(2)    Employer payroll tax expense related to employee stock-based compensation were immaterial and as such were excluded in periods prior to January 31, 2021. Employer payroll tax expense to employee stock-based compensation for gross profits, gross margin and loss from operations includes employer payroll tax expense to employee stock-based compensation as follows:

	Three Months Ended July 31,
	2021	2020
Cost of subscription	$—	$—
Cost of professional services	65	—
Sales and marketing	301	—
Research and development	182	—
General and administrative	307	—
Total employer payroll tax expense	$855	$—

Reconciliation of remaining performance obligations (“RPO”) to Non-GAAP RPO:

The following table presents a reconciliation of RPO to Non-GAAP RPO:

	As of July 31,
	2021	2020
RPO	$290,613	$275,082
Cancellable amount of contract value	66,638	4,393
Non-GAAP RPO	$357,251	$279,475